                               EXHIBIT 99

FOR RELEASE:   IMMEDIATELY
DATE:          JANUARY 27, 1998
CONTACT:       TANYA BERG
               CORPORATE COMMUNICATIONS
               (616) 771-4364


   KEVIN T. KABAT APPOINTED TO BOARD OF DIRECTORS AND VICE CHAIRMAN OF OLD
                        KENT FINANCIAL CORPORATION

     Grand Rapids, Michigan -  David  J. Wagner, Chairman, President and

Chief Executive Officer of Old Kent Financial Corporation announced that

Kevin T. Kabat has been appointed to the Board of Directors and to the office of Vice Chairman of Old Kent Financial Corporation.

     Mr. Kabat joined Old Kent in May 1982, and was appointed Vice

President responsible for employment in April 1986 and Manager of Old Kent

Bank's Human Resources Department in December 1986.  Mr. Kabat was

appointed Senior Vice President and Director of Corporate Operations in

January 1990 and Executive Vice President, Retail Administration &

Corporate Technology in February 1995.  He was appointed Senior Executive

Vice President of Old Kent Financial Corporation and Chief Operating

Officer of Old Kent Bank in February 1997, and in October 1997 he was

appointed President of Old Kent Bank.

     Mr. Kabat received his B.A. degree from Johns Hopkins University and his Master of Science from Purdue University.  He has been active in numerous community organizations including serving as Chairman of West

Michigan Junior Achievement, Co-Chair of the United Way of West Michigan's

Loaned Executive Program, and serving on the boards of Heartside Ministries and the Clark Retirement Home Foundation.

                         -more-

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     Old Kent Financial Corporation is a bank holding company headquartered in Grand Rapids, Michigan, that operates over 200 full service offices in

Michigan and Illinois.  At  December 31, 1997, Old Kent had total assets of

$13.8 billion.

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
FOR RELEASE:   IMMEDIATELY
DATE:          JANUARY 27, 1998
CONTACT:       TANYA BERG
               CORPORATE COMMUNICATIONS
               (616) 771-4364


  ROBERT H. WARRINGTON APPOINTED TO BOARD OF DIRECTORS AND VICE CHAIRMAN OF
                      OLD KENT FINANCIAL CORPORATION

     GRAND RAPIDS, MICHIGAN -  David  J. Wagner, Chairman, President and

Chief Executive Officer of Old Kent Financial Corporation announced that

Robert H. Warrington has been appointed to the Board of Directors and to the office of Vice Chairman of Old Kent Financial Corporation.

     Mr. Warrington joined Old Kent as Senior Vice President and Manager of the Mortgage Division in June 1988.  In January 1993, he was named

President of the newly-formed Old Kent Mortgage Company and in May 1995, he received the additional responsibility of Investment Management and Trust

Services.  He was appointed Senior Executive Vice President of Old Kent

Financial Corporation in February 1997 and Chairman and CEO of the Mortgage

Company in June 1997.  Mr. Warrington received both his B.S. and his M.B.A.

degree from Indiana University.

     Old Kent Financial Corporation is a bank holding company headquartered in Grand Rapids, Michigan, that operates over 200 full service offices in

Michigan and Illinois and originates mortgages nationwide.  At  December

31, 1997, Old Kent had total assets of $13.8 billion.

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